UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2023

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On January 6, 2023 (the “Closing Date”), Alphatec Holdings, Inc. (the “Company”) as borrower, and its wholly owned subsidiaries, Alphatec Spine, Inc. (“Spine”) and SafeOp Surgical, Inc. (“SafeOp,” and together with the Company and Spine, the “Credit Parties”), as guarantors, entered into that certain Credit, Security and Guaranty Agreement (the “Term Loan Agreement”), by and among the Credit Parties, the other guarantors from time to time party thereto, Braidwell Transaction Holdings LLC – Series 1 (“Braidwell”), as a lender, the other lenders from time to time party thereto (together with Braidwell, the “Term Lenders”), and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “Term Agent”). The Term Loan Agreement provides for (i) an initial term loan facility in the amount of $100.0 million, which was funded in its entirety on the Closing Date and (ii) a delayed draw term loan facility (the “DDTL”) in an aggregate principal amount not to exceed $50.0 million, which, subject to certain conditions set forth in the Term Loan Agreement, may be drawn until the date that is 18 months after the Closing Date.

Loans borrowed pursuant to the Term Loan Agreement (the “Term Loans”) bear interest at a rate per annum equal to SOFR Interest Rate (as defined in the Term Loan Agreement and with a floor of 3.00%) plus 5.75%. The Term Loans do not amortize and will be interest-only until the January 6, 2028 maturity date, at which time all unpaid principal and accrued and unpaid interest will become due and payable. The Company is obligated to pay an undrawn fee on the aggregate unused commitments under the DDTL in an amount equal to 1.00% per annum of the average daily undrawn portion of the DDTL commitments. In addition, the Company is obligated to pay certain upfront fees and agency fees in connection with the Term Loan Agreement.

The Company may pay all or a portion of the outstanding principal and accrued unpaid interest under the Term Loan Agreement at any time upon prior notice to the Term Lenders subject to (i) a repayment fee schedule of, depending on when the repayment is made, 3.00% of the principal amount of any such repayment during the first 12 months of the Term Loan Agreement, 2.00% of the principal amount of any such repayment during months 13 through 24 of the Term Loan Agreement, and 1.00% of the principal amount of any such repayment thereafter and (ii) an exit fee equal to 3.25% of the principal amount of any such repayment. The Term Loan Agreement contains customary mandatory prepayment provisions. Once repaid or prepaid, the Term Loans may not be reborrowed.

The Term Loan Agreement includes customary conditions to borrowing, representations and warranties and covenants, including affirmative covenants and negative covenants that restrict the Credit Parties’ and their subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, make investments, dispose of assets, make acquisitions, pay dividends or make distributions, repurchase stock and enter into certain transactions with affiliates, in each case subject to certain exceptions. The Term Loan Agreement also has a financial covenant requiring the Credit Parties to maintain at all times liquidity of at least $25.0 million plus 25% of the aggregate principal amount of any Term Loans incurred under the DDTL.

The Term Loan Agreement also contains customary events of default, including among other things, the Company’s failure to make any principal or interest payments when due, the occurrence of certain bankruptcy or insolvency events, or the Company’s breach of the covenants under the Term Loan Agreement. Upon the occurrence of an event of default, the Term Lenders may, among other things, accelerate the Company’s obligations under the Term Loan Agreement.

As security for their obligations under the Term Loan Agreement, the Credit Parties granted the Term Agent a continuing security interest in substantially all of their assets (including intellectual property), subject to certain customary exceptions, with the priority of the security interest of the Term Lenders and the ABL Lenders (as defined below) subject to the terms of a customary intercreditor agreement.

Proceeds from the Term Loans will be used to pay transaction fees incurred in connection with the Term Loan Agreement, and for working capital needs and general corporate purposes of the Company and their subsidiaries.

The above description of the Term Loan Agreement is a summary and is not complete. A copy of the Term Loan Agreement is filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Term Loan Agreement, which is incorporated herein by reference.

Amendment No. 1 to ABL Loan Agreement

As previously disclosed, on September 29, 2022, the Company and Spine entered into that certain Credit, Security and Guaranty Agreement (the “ABL Loan Agreement”), by and among the Company, Spine, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, MidCap Financial Trust and the other lenders from time to time party thereto (the “ABL Lenders”), and MidCap Funding IV Trust, as administrative agent (in such capacity, the “ABL Agent”).

In connection with its entry into the Term Loan Agreement, on January 6, 2023, the Company entered into that certain Omnibus Joinder and Amendment No. 1 to Credit, Security and Guaranty Agreement (the “ABL Amendment”), by and among the Company, Spine, SafeOp, the ABL Agent and the lenders party thereto. The ABL Loan Agreement was amended to, among other things, have (i) SafeOp join as a borrower and (ii) the Credit Parties grant the ABL Agent a continuing security interest in their intellectual property.

The above description of the ABL Amendment is a summary and is not complete. A copy of the ABL Amendment is filed as exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the ABL Amendment, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2023, the Company issued a press release announcing selected preliminary unaudited financial information for the year ended December 31, 2022 (the “Press Release”). The Company has not finalized its financial statement closing process for the year ended December 31, 2022. As a result, the information in the Press Release is preliminary and based upon information available to the Company as of the date of the Press Release. During the course of the Company’s closing process, items may be identified that would require the Company to make adjustments, which may be material, and as a result, the estimates included in the Press Release are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Items 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Credit, Security and Guaranty Agreement, dated as of January 6, 2023, by and among Alphatec Holdings, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as agent

10.2

Omnibus Joinder and Amendment No. 1 to Credit, Security and Guaranty Agreement, dated as of January 6, 2023, by and among Alphatec Holdings, Inc., Alphatec Spine, Inc., SafeOp Surgical, Inc., MidCap Funding IV Trust, as agent and the lenders party thereto

99.1	Press Release of Alphatec Holdings, Inc., dated January 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

Date:	January 9, 2023	By:	/s/ J. Todd Koning
J. Todd Koning Executive Vice President and Chief Financial Officer